[FIRST UNION LOGO]

                      FREMONT HOME LOAN OWNER TRUST 1999-1
                         STATEMENT TO CERTIFICATEHOLDER

                                                            RECORD DATE: 9/30/99
                                                  PREVIOUS DISTRIBUTION: 9/27/99
                                                     DISTRIBUTION DATE: 10/25/99

====================================================================================================================================
                                         Original          Beginning                                                      Ending
                        Certificate     Certificate       Certificate                                      Total        Certificate
  Class       Cusip        Rate           Balance           Balance         Interest      Principal    Distribution       Balance
------------------------------------------------------------------------------------------------------------------------------------
    A       35729BAA9     5.6750%     415,545,505.00    377,035,570.74    1,783,064.05   7,605,958.82  9,389,022.87   369,429,611.92
Factors per
 Thousand                                                                  4.29089962     18.30355215   22.59445177    889.02324168
------------------------------------------------------------------------------------------------------------------------------------
    R                     0.0000%          0.00              0.00             0.00           0.00          0.00            0.00
------------------------------------------------------------------------------------------------------------------------------------
  TOTALS                              415,545,505.00    377,035,570.74    1,783,064.05   7,605,958.82  9,389,022.87   369,429,611.92
------------------------------------------------------------------------------------------------------------------------------------


FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
230 South Tryon Street, 9th Floor                            PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

[FIRST UNION LOGO]

                      FREMONT HOME LOAN OWNER TRUST 1999-1
                         STATEMENT TO CERTIFICATEHOLDER

                                                            RECORD DATE: 9/30/99
                                                  PREVIOUS DISTRIBUTION: 9/27/99
                                                     DISTRIBUTION DATE: 10/25/99

====================================================================================================================================

                 SCHEDULE OF REMITTANCE                                               COLLATERAL INFORMATION

Available Collection Amount                9,614,373.43       Aggregate Beginning Balance of Loans              384,287,375.90
(Trust Fees and Expenses)                   (225,350.56)      Aggregate Ending Balance of Loans                 377,975,051.80
Available Payment Amount                   9,389,022.87       Interest Carry-Forward                                      0.00
Regular Payment                            8,095,388.20       Loan Count                                                 3,338
Excess Spread                              1,293,634.67       Overcollateralization Amount                        8,545,439.88
                                         --------------       Overcollateralization Deficiency Amount             8,076,380.32
                                                              Overcollateralization Step-up Test Level                   0.00%
                                                              Overcollateralization Target Amount                16,621,820.20
FEES                                                          Prepayment Penalties                                  136,618.59
----                                                          Principal Prepayments                               6,115,707.45
Servicer Fee                                 112,083.82       Scheduled Principal                                   196,616.70
Master Servicer Fee                           48,035.92       Securities Insurer Reimbursement                            0.00
Indenture Trustee Fee                          2,391.56       Six Month Average Delinquency                            2.9679%
Guaranty Insurance Premium                    62,839.26       Spread Squeeze %                                         4.0396%
                                         --------------       Trigger Event?                                                No
TOTAL FEES                                   225,350.56       Unpaid Securities Insurer Reimbursement                     0.00
                                                              Weighted Average Home Loan Interest Rate (WAC)           9.9134%
                                                              Weighted Average Maturity (WAM)                           354.19

====================================================================================================================================


FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
230 South Tryon Street, 9th Floor                            PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039

[FIRST UNION LOGO]

                      FREMONT HOME LOAN OWNER TRUST 1999-1
                         STATEMENT TO CERTIFICATEHOLDER

                                                            RECORD DATE: 9/30/99
                                                  PREVIOUS DISTRIBUTION: 9/27/99
                                                     DISTRIBUTION DATE: 10/25/99

============================================================================================================

---------------------------------    -----------------------------------------------------------------------
Aggregate Ending Balance of Loans      DELINQUENT INFOR.           # LOANS          AMOUNT            %
---------------------------------    -----------------------------------------------------------------------
$                  377,975,051.80    Delinquent 30-59 Days            68         6,700,610.03     1.772765%
---------------------------------    Delinquent 60-89 Days            12         1,455,268.31     0.385017%
                                     Delinquent 90+ Days              10           673,499.95     0.178186%
                                     Loans in Foreclosure            216        23,443,741.38     6.202457%
                                     REO                               1            28,800.00     0.007620%
                                     Bankruptcy Loans                 31         3,241,547.87     0.857609%
                                     -----------------------------------------------------------------------
                                                TOTAL                338        35,543,467.54     9.403654%
                                     -----------------------------------------------------------------------



                                     -----------------------------------------------------------------------
                                          OTHER INFORMATION        # LOANS          AMOUNT       CUMULATIVE
                                     -----------------------------------------------------------------------
                                     Defaulted Home Loans              0             0.00        125,242.76
                                     Liquidated Home Loans             0             0.00              0.00
                                     Deleted Home Loans                0             0.00        695,925.97
                                     Net Loan Losses                   0             0.00              0.00
                                     -----------------------------------------------------------------------

============================================================================================================


FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
Structured Finance Trust Services                                 VICE PRESIDENT
230 South Tryon Street, 9th Floor                            PHONE: 704-383-9568
Charlotte, North Carolina  28288-1179                          FAX: 704-383-6039